UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 16, 2007
Date of report (Date of earliest event reported)

Cyanotech Corporation
(Exact name of registrant as specified in its charter)

NEVADA 000-14602 91-1206026
(State or other jurisdiction of (Commission File Number) (IRS Employer Identification incorporation) Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740
(Address of principal executive offices)

(808) 326-1353
(Registrant’s telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240. 14a- 12)

☐    Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l3e-4(c))

Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)  On July 20, 2007, Cyanotech Corporation issued a news release announcing that it had received notification on July 17, 2007, from the Nasdaq Stock Market that the Company is not in compliance with the requirements for continued listing of Nasdaq Marketplace Rule 4310(c)(14), because of its failure to file its report on Form 10-K for the fiscal year ended March 31, 2007.  Consequently, the Company’s common stock is subject to suspension of trading on July 26, 2007 unless the Company files an appeal.  The Company filed an appeal of that decision with the Nasdaq Listing Qualifications Panel on July 20, 2007 requesting continued listing of its common stock until the Panel’s review and determination.  The suspension of trading and delisting is stayed pending the appeal.

(d.) Exhibits:

Exhibit Number

99.1	New Release Headed: Cyanotech Receives Notice of Delisting by Nasdaq, Files Appeal

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH CORPORATION (Registrant)

July 20, 2007	By:	/s/ William R. Maris
William R. Maris
Chief Financial Officer
and Vice President of Finance and Administration